Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints LuAnn Via, Peter G. Michielutti and Luke R. Komarek, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of shares of common stock of Christopher & Banks Corporation pursuant to (i) the Stock Option Agreement (Non-Qualified Stock Option — Annual Incentive), effective as of November 26, 2012, between Christopher & Banks Corporation and LuAnn Via and (ii) the Stock Option Agreement (Non-Qualified Stock Option — Long-Term Incentive), effective as of November 26, 2012, between Christopher & Banks Corporation and LuAnn Via, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 1st day of June, 2013, by the following persons:

Signature	Title

/s/ LuAnn Via	President, Chief Executive Officer and Director
LuAnn Via	(principal executive officer)

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 17th day of June, 2013, by the following persons:

Signature	Title
/s/ Peter G. Michielutti	Senior Vice President, Chief Financial Officer
Peter G. Michielutti	(principal financial and accounting officer)

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 4th day of June, 2013, by the following persons:

Signature	Title
/s/ Paul L. Snyder	Non-Executive Chair and Director
Paul L. Snyder

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 4th day of June, 2013, by the following persons:

Signature	Title
/s/ Mark A. Cohn	Director
Mark A. Cohn

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 5th day of June, 2013, by the following persons:

Signature	Title
/s/ Morris Goldfarb	Director
Morris Goldfarb

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 5th day of June, 2013, by the following persons:

Signature	Title
/s/ Anne L. Jones	Director
Anne L. Jones

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 4th day of June, 2013, by the following persons:

Signature	Title
/s/ David A. Levin	Director
David A. Levin

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 10th day of June, 2013, by the following persons:

Signature	Title
/s/ Lisa W. Wardell	Director
Lisa W. Wardell

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 6th day of June, 2013, by the following persons:

Signature	Title
/s/ William F. Sharpe III	Director
William F. Sharpe III

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 4th day of June, 2013, by the following persons:

Signature	Title
/s/ Patricia A. Stensrud	Director
Patricia A. Stensrud